Exhibit 10.9

AMENDED AND RESTATED PEOPLE’S BANK

1998 LONG-TERM INCENTIVE PLAN

§1. Purpose. The purpose of the Plan is to promote the mutual interests of the Bank and its shareholders by enabling key employees of the Bank, or of the Parent or any Subsidiary of the Bank, to participate in the Bank’s future growth. The Plan is designed to give those employees upon whose judgment, initiative and efforts the successful conduct of the Bank’s business depends, additional incentives to perform in a superior manner. The Plan also provides a means through which the Bank can attract, motivate and retain people of experience and ability as employees.

§2. Definitions. For purposes of the Plan, the following terms shall have the meanings set forth below:

“Award” means a grant of any Non-Statutory Stock Option, Incentive Stock Option, Stock Appreciation Right, Restricted Stock Award, Performance Unit Award, or any combination of the foregoing, under the provisions of the Plan.

“Bank” means People’s Bank, a Connecticut state-chartered capital stock savings bank, and any successor thereto.

“Board” means the Board of Directors of the Bank.

“Change of Control” has the meaning set forth in Section 12(a) hereof.

“Code” means the Internal Revenue Code of 1986, as amended from time to time, and any successor thereto.

“Committee” means the Human Resources Committee referred to in Section 3 hereof.

“Disability” (and terms substantially equivalent thereto) means permanent and total disability as determined under procedures established by the Committee for purposes of the Plan.

“employment with the Bank” (and terms substantially equivalent thereto) means a subsisting employer-employee relationship between the Bank and the employee and includes employment with the Parent or any Subsidiary. Employment shall be deemed to cease, for purposes of the Plan, at such time as (a) the employee is no longer actively performing or no longer remains obligated to perform services for the Bank in exchange for which the Bank (or related employer) is obligated to pay compensation to such employee in the form of wages, or (b) in the case of an employee who is on leave for any reason whatsoever, on the termination date specified by the Bank (or related employer) in a written communication advising the employee that his or her employment is being terminated. An employee shall be treated as remaining obligated to perform services for the Bank within the meaning of subsection (a) for the duration of any scheduled time off which has been approved by the employee’s manager and for which the employee is entitled to compensation pursuant to the Bank’s paid time off policy (as the same may be amended from time to time).

“Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, and any successor statute thereto.

“Fair Market Value” means as of a particular date:

(i) if the Stock is not then listed or admitted to trading on a national securities exchange (as that term is used in Section 6 of the Exchange Act), and prices of trades in Stock are regularly reported by NASDAQ, the mean between the high and low selling prices for Stock on such date as reported by NASDAQ, or, if no high or low selling prices for Stock are reported by NASDAQ for such date, then the mean between the high and low selling prices for Stock reported by NASDAQ for the most recent day in respect of which both high and low selling prices are so reported; or

(ii) if the Stock is then listed or admitted to trading on one or more national securities exchanges, the mean between the high and low selling prices at which Stock is traded on the principal securities exchange on which the Stock is traded on such date or, if Stock is not traded on such exchange on that date, the mean between the high and low selling prices at which Stock was traded on such exchange on the most recent day on which Stock was so traded; or

(iii) if neither (i) nor (ii) is applicable, such amount as the Committee shall determine on the basis of such factors as it deems relevant.

“FDIC” means the Federal Deposit Insurance Corporation or any successor agency thereto.

“Incentive Stock Option” means any Stock Option intended to be and designated as an “incentive stock option” within the meaning of Section 422 of the Code.

“NASDAQ” means the National Association of Securities Dealers Automated Quotation System.

“Non-Employee Director” means a person who is a “Non-Employee Director” within the meaning of Rule 16b-3(b)(3) of the Exchange Act, or any successor definition adopted by the SEC or the FDIC, and an “outside director” for purposes of Section 162(m)(4) of the Code or any successor definition adopted by the Internal Revenue Service.

“Non-Statutory Stock Option” means any Stock Option that is not an Incentive Stock Option.

“Option Agreement” or “Stock Option Agreement” means the written agreement between the Bank and a Participant confirming the Stock Option and setting forth the terms and conditions upon which it may be exercised, as described in Section 7(b) hereof.

“Option Price” means the price per share of Stock to be paid for the shares of Stock being purchased pursuant to an Option Agreement.

“Parent” means People’s Mutual Holdings, a Connecticut state-chartered mutual holding company.

“Participant” means an eligible employee (as described in Section 5 hereof) who accepts an Award for a Stock Option, a Stock Appreciation Right, Restricted Stock, Performance Units, or any one or more of the foregoing (as described in Sections 7, 8, 9 and 10 hereof).

“Performance Goals” means the objective criteria established by the Committee from time to time in accordance with Section 11 hereof and upon which the performance of a Participant during a Performance Period is to be measured for purposes of determining the extent to which an Award has been earned.

“Performance Period” means the measuring period for determining whether Awards have been earned.

“Performance Unit Agreement” means the written agreement between the Bank and a Participant confirming the Performance Unit Award and setting forth the terms and conditions of such Award.

“Performance Unit Award” means an Award under Section 10 hereof.

“Plan” means the People’s Bank 1998 Long-Term Incentive Plan, as set forth herein and as hereinafter amended from time to time.

“Predecessor Plan” means the People’s Bank 1988 Long-Term Incentive Plan.

“Restricted Stock Agreement” means the written agreement between the Bank and a Participant confirming the Restricted Stock Award and setting forth the terms and conditions of such restrictions.

“Restricted Stock” means an Award under Section 9 hereof.

“Restriction Period” means the period determined by the Committee during which restrictions shall be applicable to Restricted Stock.

“Retirement” (and terms substantially equivalent thereto) means the termination of an employee’s employment at or after age 65.

“SAR Agreement” means the written agreement between the Bank and a Participant confirming the grant of Stock Appreciation Rights not granted in connection with Stock Options, and setting forth the terms and conditions upon which it may be exercised, as described in Section 8(b) hereof.

“SEC” means the Securities and Exchange Commission or any successor agency thereto.

“Stock” means the Common Stock of the Bank, having no par value.

“Stock Appreciation Right” means a right granted under Section 8 hereof.

“Stock Option” or “Option” means an option granted under Section 7 hereof.

“Subsidiary” means any corporation in which the Bank owns, directly or indirectly through one or more other Subsidiaries, at least 50% of the total combined voting power of all classes of stock.

“termination for Cause” (and terms substantially equivalent thereto) means a termination of employment by reason of an employee’s act of dishonesty, moral turpitude,

insubordination, or an intentional or grossly negligent act detrimental to the interests of the Bank, or of its Parent or any Subsidiary.

§3. Administration. The Plan shall be administered by the Committee or such other committee of the Board that is designated and empowered to perform the functions of the Committee, and in either case, composed of not fewer than two Non-Employee Directors of the Bank. In particular, the Committee shall have the authority, subject to the terms of the Plan, to select the officers and other key employees to whom Awards may from time to time be granted, to determine whether and to what extent Incentive Stock Options, Non-Statutory Stock Options, Stock Appreciation Rights, Restricted Stock Awards, or Performance Unit Awards, or any combination thereof are to be granted, and to determine the terms and conditions of all such grants. The Committee shall supervise and administer the Plan and shall have plenary powers and authority to adopt, amend and rescind such rules and regulations and establish such procedures as it deems appropriate for the administration of the Plan and the Awards, including rules with respect to limiting the use of shares of Common Stock of the Bank in full or part payment of the Option Price of Stock Options and in full or part payment of any applicable withholding taxes, and generally to conduct and administer the Plan and to make all determinations in connection therewith as may be necessary or advisable. Any questions of interpretation of the Plan, any Awards issued under it, or any such rules and regulations, shall be determined by the Committee, and such determinations shall be binding and conclusive for all purposes and upon all persons. The Committee may delegate some or all of its authority under the Plan as the Committee deems appropriate; provided, however, that no such delegation may be made that would (i) cause Awards under the Plan to cease to be exempt from Section 16(b) of the Exchange Act or (ii) cause any Award to cease to qualify for exemption from the deduction limitations under Section 162(m) of the Code.

§4. Types of Awards. The Committee shall have full and complete authority, in its discretion, subject to the provisions of the Plan, to grant Awards consisting of any one or a combination of Incentive Stock Options (as provided in Section 7 hereof); Non-Statutory Stock Options (as provided in Section 7 hereof); Stock Appreciation Rights (as provided in Section 8 hereof); Restricted Stock (as provided in Section 9 hereof); and Performance Units (as provided in Section 10 hereof).

§5. Eligibility. Officers and other key employees of the Bank, its Parent and any Subsidiaries (but excluding members of the Committee and any person who serves only as a director of the Bank and/or any one more of its Parent and any Subsidiaries) are eligible to be granted Awards under the Plan. The employees who shall receive Awards under the Plan shall be selected from time to time by the Committee in its sole discretion, from among those eligible, and the Committee shall determine, in its sole discretion, the size and form of each Award to be granted to each such employee selected.

§6. Stock Subject to Plan. As of July 19, 2007, the total number of shares of Stock reserved and available for distribution pursuant to Awards under the Plan, subject to adjustment as provided in Section 13 hereof, shall be 7,593,797 shares (which amount reflects adjustments to the number of shares previously reserved for distribution as a result of stock splits effected in 2004 and 2005; the exchange of shares in connection with the conversion and related stock offering effected by the Bank and the Parent in 2007; and any shares available for distribution pursuant to awards under any Predecessor Plan). Subject to the foregoing and to adjustment as provided in Section 13 hereof, the maximum aggregate number of shares of Stock that may be issued after July 19, 2007 pursuant to awards of Restricted Stock and/or issued in payment of the value of Performance Units shall be three million (3,000,000). Shares reserved and available for distribution pursuant to Awards under the Plan may consist, in whole or in part, of authorized and unissued shares or issued shares reacquired by the Bank and currently or hereafter held as treasury shares, as the Committee may from time to time determine. Shares attributable to any Award made under the Plan in the form of a Stock Option or Restricted Stock shall be unavailable for future grants so long as the Award remains outstanding, or following the exercise or deemed exercise of any Award made in the form of a Stock Option or the vesting of any Award made in the form of Restricted Stock, to the extent of such exercise, deemed exercise, or vesting (as the case may be). If any Award made in the form of a Stock Option remains unexercised in whole or in part at the expiration thereof or is terminated unexercised in whole or in part, or if any Award made in the form of Restricted Stock is forfeited in whole or in part prior to the vesting of such Award, then in each case the shares attributable to such Award shall be available for future grants under the Plan to the extent such Award was not exercised or was forfeited (as the case may be). Notwithstanding the foregoing, if a Stock Appreciation Right granted in conjunction with a Stock Option is exercised, such Stock Option shall be deemed to have been exercised for purposes of determining whether the shares attributable to such Stock Option shall be available for future grants under the Plan. The maximum number of shares that may be made the subject of all Awards to any Participant in any calendar year in the form of Stock Options or Stock Appreciation Rights, or any combination thereof, is 100,000 shares. The maximum number of shares that may be made the subject of all Awards to any Participant in any calendar year in the form of Restricted Stock is 30,000 shares.

§7. Stock Options. The Committee may, from time to time, grant Stock Options, alone or in addition to other Awards granted under the Plan. The two types of Stock Options that may be granted are Incentive Stock Options and Non-Statutory Stock Options, which may be granted by the Committee to eligible employees (as described in Section 5 hereof) severally or together (in each case, with or without Stock Appreciation Rights). If any Stock Option does not qualify as an Incentive Stock Option, it shall constitute a Non-Statutory Stock Option as provided in this Section 7. Stock Options granted under the Plan shall be subject to the following terms and conditions, and may contain such additional terms and conditions as the Committee shall deem desirable.

(a) Grant Date. The grant of a Stock Option shall occur on the date the Committee, by resolution, (i) selects an eligible employee as grantee, (ii) determines the number of Stock Options granted to such employee, and (iii) specifies the terms and conditions of the Option Agreement. In no event may the Committee grant a Stock Option later than 10 years after the earlier of (x) the initial date of adoption of the Plan, and (y) the date the Plan is initially approved by the shareholders of the Bank.

(b) Option Agreement. Each Stock Option shall be evidenced by an Option Agreement, and the terms and provisions of each Option Agreement may differ. Each Option Agreement shall indicate on its face whether it is an agreement for Incentive Stock

Options or Non-Statutory Stock Options. If Stock Appreciation Rights are granted in connection with the grant of Stock Options, the Option Agreement shall also evidence the grant of the related Stock Appreciation Rights.

(c) Interpretation. Notwithstanding any terms of the Plan to the contrary, no term of the Plan relating to Incentive Stock Options shall be interpreted, amended or altered to disqualify the Plan under Section 422 of the Code.

(d) Price. The Option Price for each share of Stock purchasable under a Stock Option shall be an amount equal to the Fair Market Value of each share of the Stock on the date of grant, or such higher price as the Committee shall determine on or prior to such date; however, the Option Price per share of Stock to an eligible employee who owns Stock possessing more than 10% of the total combined voting power of all classes of stock of the Bank shall be an amount not less than 110% of the Fair Market Value of the Stock on the date the Incentive Stock Option is granted. Except as provided in Section 13, without the affirmative vote of holders of a majority of the Stock cast in person or by proxy at a meeting of shareholders of the Parent at which a quorum representing a majority of all outstanding Stock is present or represented by proxy, neither the Committee nor the Board shall approve a program providing for either (a) the cancellation of outstanding Stock Options and the grant in substitution therefor of any new awards, including specifically any new Stock Options having a lower Option Price, or (b) the amendment of outstanding Stock Options to reduce the Option Price thereof.

(e) Term. The term of each Stock Option shall be fixed by the Committee, but no Stock Option (whether an Incentive Stock Option or a Non-Statutory Stock Option) shall be exercisable more than 10 years after the date the Stock Option is granted; however, no Incentive Stock Option granted to an eligible employee who owns Stock possessing more than 10% of the total combined voting power of all classes of stock of the Bank shall be exercisable more than 5 years after the date the Stock Option is granted.

(f) Exercisability. Stock Options shall be exercisable at such time or times and subject to such terms and conditions as shall be determined by the Committee; provided, however, that except as provided in Sections 7(i), 12, 13, 14 and 16 hereof and unless otherwise determined by the Committee, no Stock Option shall be exercisable prior to the first anniversary date of the date of grant of such Stock Option. If the Committee provides that any Stock Option is exercisable only in installments, the Committee may at any time waive such installment exercise provisions, in whole or in part, based on such factors as the Committee may determine.

(g) Method of Exercise. Subject to the provisions of this Section 7, Stock Options may be exercised, in whole or in part, at any time during the Option term by the Participant’s giving written notice of exercise to the Bank specifying the number of shares to be purchased. If a Participant wishes to exercise an Incentive Stock Option or to sell shares of Stock acquired upon the exercise of an Incentive Stock Option in a manner or within a time period that would make the Incentive Stock Option a Non-Statutory Stock Option, the Participant shall specifically notify the Bank of that fact in such notice or when such transaction occurs. Such notice shall be accompanied by payment in full of the Option Price by cash, certified or bank check, or such other form of payment as may be lawful consideration for capital stock and as the Bank may accept. With the consent of the Committee, payment in full or in part may also be made in the form of Stock already owned by the Participant or Restricted Stock (based on the Fair Market Value of such Stock on the date the Stock Option is exercised), the share certificates for which shall be endorsed in blank or accompanied by duly executed stock powers with signatures guaranteed by a broker-dealer firm that is a member of a national securities exchange or a commercial bank or trust company (unless such signature guaranty is waived by the Bank). The Committee may determine whether any restrictions shall be applicable to any shares received if payment of the Option Price for a Stock Option is made, in whole or in part, in the form of Restricted Stock, and, if any restrictions are so imposed, the terms of such restrictions. With the consent of the Committee, a Participant may elect to pay the exercise price for a Stock Option by authorizing a broker to sell shares of Stock (or a sufficient portion of the shares of Stock) acquired by the Participant upon exercise of the Option and to remit to the Bank a sufficient portion of the sale proceeds to pay the exercise price for the Stock Option and satisfy all tax withholding obligations resulting from such exercise. The Bank shall have the authority to delay the issuance of any shares of Stock pursuant to the exercise of Stock Options until full payment therefor has been made, which includes the satisfaction of any withholding tax obligations related thereto.

(h) Transferability, Assignability. Except as otherwise provided by the Committee, Stock Options shall not be transferable by the Participant other than by will or by the laws of descent and distribution, and shall be exercisable during the Participant’s lifetime only by the Participant for his or her individual account; or, in the event of his or her legal incapacity, by his or her legal representative; or, in the event of his or her Disability, by the Participant or his or her legal representative (as the case may be).

(i) Incentive Stock Option Limitations. To the extent required for “incentive stock option” status under Section 422 of the Code, the Committee is authorized to limit the aggregate Fair Market Value of the Stock (determined as of the date of grant) with respect to which Incentive Stock Options are exercisable for the first time by a Participant during any calendar year under the Plan and any other stock option plan of any subsidiary or parent corporation (within the meaning of Section 424 of the Code). The Committee is authorized to provide at grant that, to the extent permitted under Section 422 of the Code, if an employee’s employment with the Bank is terminated by reason of death, Disability or Retirement and the portion of any Incentive Stock Option that is otherwise exercisable during the post-termination period specified in Section 14 hereof applied without regard to this Section 7, is greater than the portion of such Option that is exercisable as an “incentive stock option” during such post-termination period under Section 422, such post-termination period shall automatically be extended (but not beyond the original option term) to the extent necessary to permit the Participant to exercise such Incentive Stock Option (either as an Incentive Stock Option or, if exercised after the expiration periods that apply for the purposes of Section 422, as a Non-Statutory Stock Option).

§8. Stock Appreciation Rights. The Committee may, from time to time and on such terms and conditions as it deems appropriate, grant Stock Appreciation Rights in connection with all or any part of a Stock Option granted under this Plan or in a separate Award. The grant of a Stock Appreciation Right shall occur on the date the Committee, by resolution, (i) selects an eligible employee or grantee, (ii) determines the number of Stock Appreciation Rights granted to such employee, and (iii) specifies the terms and conditions of the Award. In no event may the Committee grant a Stock Appreciation Right later than 10 years after the earlier of (x) the initial date of adoption of the Plan, and (y) the date the Plan is initially approved by the shareholders of the Bank.

(a) Granted in Connection with Options. The following provisions apply to all Stock Appreciation Rights that are granted in connection with Stock Options:

(i) Grant and Exercise. Stock Appreciation Rights may be granted in conjunction with all or part of any Stock Option granted under the Plan. In the case of a Non-Statutory Stock Option, such rights may be granted either at or after the time of grant of such Stock Option. In the case of an Incentive Stock Option, such rights may be granted only at the time of grant of such Stock Option. A Stock Appreciation Right, or the applicable portion thereof granted with respect to a Stock Option, shall terminate and no longer be exercisable upon the termination or exercise of the related Stock Option. Unless otherwise determined by the Committee at the time of grant, a Stock Appreciation Right granted with respect to less than the full number of shares the subject of a related Stock Option shall not be reduced until the number of shares the subject of an exercise or termination of the related Stock Option exceeds the number of shares that are not the subject of the Stock Appreciation Right. A Stock Appreciation Right may be exercised by a Participant by his or her surrendering the applicable portion of the related Stock Option in accordance with procedures established by the Committee. Upon such exercise and surrender, the Participant shall be entitled to receive an amount determined in the manner prescribed in Section 8(a)(ii) hereof. Stock Options which have been so surrendered shall no longer be exercisable to the extent the related Stock Appreciation Rights have been exercised.

(ii) Terms and Conditions. Stock Appreciation Rights shall be subject to such terms and conditions as shall be determined by the Committee. Upon the exercise of a Stock Appreciation Right, a Participant shall be entitled to receive an amount in cash or shares of Stock (or any combination of both), as determined by the Committee in its discretion, equal in value to the excess of (x) the Fair Market

Value of one share of Stock on the exercise date, over (y) the Option Price specified in the related Stock Option, multiplied by the number of shares in respect of which the Stock Appreciation Right shall have been exercised. The Committee may determine the form of payment. A Stock Appreciation Right may only be exercised when the Fair Market Value of Stock exceeds the Option Price specified in the related Stock Option. Stock Appreciation Rights shall be transferable only when and to the extent that the underlying Stock Option would be transferable under the Plan. Upon the exercise of a Stock Appreciation Right, the Stock Option or part thereof to which such Stock Appreciation Right is related shall be deemed to have been exercised for the purpose of the limitation set forth in Section 6 hereof on the number of shares issued under the Stock Appreciation Right at the time of exercise, based on the value of the Stock Appreciation Right at the time of exercise. Upon the termination of the Participant’s employment for any reason, he or she may exercise any Stock Appreciation Rights held by him or her on the same terms and conditions as the related Option.

(b) Not Granted in Connection with Options. All Stock Appreciation Rights that are not granted in connection with Stock Options shall be evidenced by a SAR Agreement, and the terms and provisions of each SAR Agreement may differ. In addition, the following provisions apply to all Stock Appreciation Rights that are not granted in connection with Stock Options:

(i) Term. The term of each Stock Appreciation Right shall be fixed by the Committee, but no Stock Appreciation Right shall be exercisable more than 10 years after it is granted.

(ii) Exercisability. Stock Appreciation Rights shall be exercisable at such time or times and subject to such terms and conditions as shall be determined by the Committee. If the Committee provides that any Stock Appreciation Right Award is exercisable only in installments, the Committee may at any time waive any such installment exercise provisions, in whole or in part, based on such factors as the Committee may determine. Subject to such terms and conditions, Stock Appreciation Rights may be exercised, in whole or in part, at any time during their term by the Participant’s giving written notice of exercise to the Bank specifying the number of Stock Appreciation Rights to be exercised. Upon the exercise of a Stock Appreciation Right in accordance with its terms, a Participant shall be entitled to receive an amount in cash or shares of Stock (or any combination of both), as determined by the Committee in its discretion, equal in value to (x) the excess of the Fair Market Value of one share of Stock on the exercise date, over (y) the Fair Market Value of one share of Stock on the date of grant of the Stock Appreciation Right, multiplied by the number of shares of Stock in respect of which the Stock Appreciation Right shall have been exercised. The Committee may determine the form of payment. Any shares of Stock issued upon the exercise of a Stock Appreciation Right shall be valued at their Fair Market Value on the date of exercise.

(iii) Transferability; Assignability. Except as otherwise provided by the Committee, Stock Appreciation Right shall not be transferable by the Participant other than by will or by the laws of descent and distribution, and shall be exercisable during the Participant’s lifetime only by the Participant for his or her individual account, or, in the event of his or her legal incapacity, by his or her legal representative; or, in the event of his or her Disability, by the Participant or his or her legal representative (as the case may be).

§9. Restricted Stock Awards. The Committee may, from time to time, grant Restricted Stock Awards under the Plan, subject to the following terms and conditions and such other terms and conditions as the Committee, in its discretion, may establish.

(a) Administration. Shares of Restricted Stock may be issued either alone or in addition to other Awards granted under the Plan. The Committee shall select the officers and key employees to whom and the date or dates upon which grants of Restricted Stock will be made, the number of shares to be awarded, the time or times within which such Awards may be subject to forfeiture, the events or conditions of forfeiture, and such other terms and conditions as the Committee shall determine. The Committee may, before or at the time of grant, designate certain Awards of Restricted Stock as “Performance-Based

Awards”, in which case the Committee shall condition the grant of such Performance-Based Restricted Stock upon the attainment of specified Performance Goals established by the Committee in writing, no later than the 90th day of the Performance Period to which the Performance Goals shall apply. Performance Periods shall not be shorter than one year. Other terms, conditions and restrictions of such Awards shall be set forth in an agreement or agreements between the Bank and the Participant. The provisions of Restricted Stock Awards need not be the same with respect to each recipient. Each Restricted Stock Award shall be evidenced by a Restricted Stock Agreement.

(b) Certificates. Each Participant receiving a Restricted Stock Award shall be issued a certificate representing such shares of Restricted Stock. Such certificate shall be registered in the name of such Participant. The Committee may require that the certificates evidencing such shares be held in custody by the Bank until the restrictions thereon shall have lapsed and that, as a condition of any Restricted Stock Award, the Participant shall have delivered to the Bank upon receipt of such Award, a duly executed stock power, endorsed in blank, with signatures guaranteed by a broker-dealer firm that is a member of a national securities exchange or a commercial bank or trust company (unless such guaranty is waived by the Bank), relating to the Stock made the subject of such Restricted Stock Award.

(c) Terms and Conditions. Each grant of a Restricted Stock Award shall be subject to the following terms and conditions, in addition to such other terms and conditions as the Committee may determine:

(i) Subject to the provisions of the Plan and the Restricted Stock Agreement, during the period determined by the Committee (the “Restriction Period”), except as otherwise provided by the Committee, the Participant shall not be permitted to sell, assign, transfer, pledge, hypothecate or otherwise dispose of or encumber any shares of Restricted Stock. The Committee may provide for the lapse of such restrictions in installments and may accelerate or waive such restrictions, in whole or in part, based on service, performance and such other factors or criteria as the Committee may determine.

(ii) Except as otherwise provided in this Section 9(c)(ii) and Section 9(c)(i), the Participant shall have, with respect to his or her shares of Restricted Stock, all of the rights of a shareholder of the Bank, including the right to vote the shares and the right to receive any cash dividends. Unless otherwise determined by the Committee, cash dividends shall be automatically deferred and reinvested in additional Restricted Stock and dividends payable in Stock shall be paid in the form of shares of Restricted Stock.

(d) Performance-Based Restricted Stock Award. Restricted Stock Awards may be designated as Performance-Based by the Committee before or at the time of grant based upon the Committee’s determination that (i) the recipient is or may be a “covered employee” within the meaning of Section 162(m)(3) of the Code in the fiscal year in which the Bank would expect to be able to claim a tax deduction with respect to such Award, and (ii) the Committee wishes the Restricted Stock Award to qualify for the exemption from the limitation on deductibility imposed by Section 162(m) of the Code.

(e) Book-Entry Shares. In the event the Committee authorizes the issuance pursuant to this Plan of shares of Restricted Stock in book-entry (uncertificated) form, all references herein to the delivery of stock certificates shall be inapplicable. The Bank’s transfer agent shall keep appropriate records indicating the number of shares of Restricted Stock owned by each person to whom shares are issued pursuant to this Plan, the restrictions applicable to such shares of Restricted Stock and the duration thereof, and other relevant information. Upon the lapse of all restrictions applicable to shares of Restricted Stock, the transfer agent shall effect delivery of such shares by adjusting its records to reflect the lapse of such restrictions, and by notifying the Participant in whose name such shares were issued that such restrictions have lapsed.

§10. Performance Unit Awards. The Committee shall, from time to time, in its discretion, set Performance Goals and grant Awards to eligible employees (as defined in Section 5 hereof) in the form of Performance Units, provided that the Performance Goals are established in writing, no later than the 90th day of the Performance Period to which the Performance Goals shall apply. The extent to which an Award has been earned shall be determined following completion of the applicable Performance Period, based upon the attainment of the Performance Goals set with respect to that Award. Performance Periods shall not be shorter than one year.

(a) Administration. Performance Units may be awarded either alone or in addition to other Awards granted under the Plan. The Committee shall select the officers and key employees to whom and the time or times at which Performance Units shall be awarded and any other terms and conditions of the Award. The Committee shall determine the nature, duration, and starting date of the Performance Period and shall determine the performance objectives to be used in valuing Performance Units and determining the extent to which Performance Units have been earned. The provisions of Performance Units Awards need not be the same with respect to each recipient, and Performance Goals may vary among Participants and groups of Participants.

(b) Performance Period. Except as provided in Section 10(c)(iii) hereof, a Participant shall be entitled to payment of Performance Units pursuant to Section 10 hereof only if the Participant is employed with the Bank for a period of time to be determined by the Committee, but such period of time in no event shall be less than one year from the date of grant of the Award. Performance Periods may overlap and Participants may simultaneously participate with respect to Performance Unit Awards that are subject to different performance factors and criteria.

(c) Terms and Conditions. Performance Unit Awards shall be subject to the following terms and conditions, in addition to any other terms and conditions the Committee may determine:

(i) Not more than 90 days after the commencement of the Performance Period, the Committee shall establish such performance targets and indicators as shall enable the Committee to calculate the percentage of a Performance Unit to be paid to a Participant based upon the extent to which such Performance Unit has been earned. The Committee shall determine the value for each Performance Unit based upon the Bank’s audited financial statements for the year immediately preceding the year during which the Performance Units are to be paid out. Payment of the value of the Performance Units shall be made in cash or whole shares of Stock, including Restricted Stock, or any combination thereof, and in a lump sum or in annual installments, as the Committee may determine. The Committee may adjust the performance targets and indicators and measurements applicable to Performance Unit Awards to take into account changes in law, accounting and tax rules and to make such adjustments as the Committee deems necessary or appropriate to reflect the impact of extraordinary or unusual items, events or circumstances.

(ii) Subject to the provisions of the Plan and the Performance Unit Award Agreement, except as otherwise provided by the Committee, Performance Unit Awards may not be sold, assigned, transferred, pledged, hypothecated or otherwise encumbered or disposed of.

(iii) Based on such factors or criteria as the Committee may determine, the Committee may shorten the Performance Period or declare any Performance Units immediately payable in such amounts as the Committee may determine whenever it decides in its absolute discretion that such action is in the interests of the Bank and equitable to the Participants, or in the event of hardship or other special circumstances of a Participant whose employment is terminated (other than for Cause).

(iv) Each Performance Unit Award shall be confirmed by and be subject to the terms of a Performance Unit Award Agreement.

(v) The maximum amount, including the Fair Market Value of any Stock, that may be paid to any Participant in any calendar year with respect to Performance Unit Awards is $2 million.

§11. Performance Goals. Performance Goal(s) applicable to a Performance Period shall identify one or more business criteria to be monitored during the Performance Period. Such business criteria shall be established on a Bank-specific basis or in comparison with peer group performance based on one or more of the following: earnings before interest and taxes, net earnings, earnings per share, return on equity, return on assets, stock price appreciation and total return to stockholders. The Committee shall determine the level(s) of performance that must be achieved with respect to each criterion that is identified in a Performance Goal in order for a

Performance Goal to be treated as attained in whole or in part. The Committee may base Performance Goal(s) on one or more of the foregoing business criteria. If Performance Goal(s) are based on more than one business criterion, the Committee may determine to make a grant of an Award upon attainment of the Performance Goal(s) relating to any one or more of the criteria. The Committee may not adjust Performance Goals or Performance Periods established for any Award to the extent such adjustment would increase the amount of the Award; however, the Committee shall retain the discretion to decrease Awards. The Committee shall certify in writing before payment of the amounts payable under the Restricted Stock Awards and Performance Unit Awards that the Performance Goals and any other material terms were in fact satisfied. Certification by the Committee is not required for amounts payable that are attributable solely to the increase in the value of Stock.

§12. Change of Control. In the event of a Change of Control of the Bank (as defined in Section 12(a) hereof), notwithstanding any provisions to the contrary in the Plan or in any agreements evidencing the grant of Awards, (i) any Stock Options and Stock Appreciation Rights outstanding on the date a Change of Control is deemed to have occurred shall immediately become fully exercisable; (ii) the restrictions applicable to any Restricted Stock shall lapse and such Restricted Stock shall immediately become fully vested; and (iii) any outstanding Performance Unit Awards shall be vested and paid out in accordance with the time ratio set forth in Section 14(f) hereof. All outstanding Stock Options, Stock Appreciation Rights, and Restricted Stock shall be redeemable for cash, unless otherwise determined by the Committee on or after the date of grant, with the value of shares of Stock being deemed equivalent to their Fair Market Value determined as of the date specified in Section 12(b) hereof, as of the date of such Change of Control, or as of such other date as the Committee may determine prior to the date of such Change of Control.

(a) Definition. A Change of Control shall be deemed to have occurred at any time that a person (as that term is used in Sections 13(d) and 14(d) of the Exchange Act) other than the Bank or its Parent or any Subsidiary becomes the “beneficial owner” (as defined in the Exchange Act) directly or indirectly of securities of the Bank representing a majority of the total voting power of the Bank’s then outstanding voting securities.

(b) Valuation Date. Upon the occurrence of a Change of Control of the Bank, the valuation date to be used in determining the Fair Market Value of shares of Stock shall be the date immediately preceding the date upon which such Change of Control shall have occurred.

§ 13. Reorganizations and Recapitalizations of the Bank. Unless the Committee, in its discretion, shall otherwise provide to the contrary in any agreement, the following terms apply to adjustments, reorganizations, recapitalizations, and other changes in the structure of the Bank:

(a) The existence of the Plan and Awards granted thereunder shall not affect in any way the right or power of the Bank or its shareholders to make or authorize any or all adjustments, recapitalizations, reorganizations or other changes in the Bank’s capital structure or its business, or any merger or consolidation of the Bank, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding, whether of a similar character or otherwise.

(b) The shares with respect to which Options or Stock Appreciation Rights (or both) may be granted hereunder are shares of Stock as currently constituted, but if, and whenever, prior to the delivery by the Bank of all of the shares of Stock that are the subject of Stock Options or Stock Appreciation Rights (or both) granted pursuant to the Plan, the Bank shall effect a subdivision or combination of shares or other capital adjustment, the payment of a stock dividend or other increase or reduction in the number of shares of Stock outstanding without receiving consideration therefor in money, services or property, the number of shares of Stock available under the Plan and the number of shares of Stock with respect to which Stock Options or Stock Appreciation Rights (or both) granted hereunder may thereafter be exercised shall (i) in the event of an increase in the number of shares of Stock, be proportionately increased, and the Option Price payable per share shall be proportionately reduced; and (ii) in the event of a reduction in the number of shares of Stock, be proportionately reduced, and the Option Price payable per share shall be proportionately increased.

(c) If the Bank is reorganized, or merged into or consolidated with another corporation, or if the Bank sells or otherwise disposes of substantially all of its assets to another corporation, or if 20% or more of all classes of outstanding capital stock of the Bank ordinarily entitled to vote in the election of directors is acquired by another corporation in exchange for stock or other securities of such other corporation and while unexercised Options remain outstanding under the Plan, subject to the provisions of Section 12 hereof, the Committee may authorize an agreement between the Bank and such other corporation providing that there shall be substituted for the shares subject to the unexercised portions of such outstanding Options an appropriate number of shares, if any, of each class of stock or other securities of the reorganized, merged, consolidated or acquiring corporation that were distributed or issued to the shareholders of the Bank in respect of their shares of Stock; and in the case of any merger or consolidation in which the Bank is not the surviving corporation, or any sale or other disposition of substantially all of the assets of the Bank to another corporation, or the acquisition of 20% or more of all classes of the outstanding capital stock of the Bank ordinarily entitled to vote in the election of directors by another corporation and in exchange for stock or other securities of such other corporation, the Committee may accelerate unmatured installments of Stock Options or Stock Appreciation Rights (or both).

§ 14. Termination of Employment. Subject to the provisions of Sections 7, 8, 9 and 10, the following terms shall apply to Awards with respect to a Participant’s termination of employment.

(a) Termination by Death. If a Participant’s employment terminates by reason of his or her death, any Stock Option or Stock Appreciation Right held by such Participant may thereafter be exercised, to the extent then exercisable or on such accelerated basis as the Committee may determine, until the expiration of the stated term of such Stock Option or Stock Appreciation Right, or for such period following the Participant’s death as may be specified in the applicable Option Agreement or SAR Agreement, whichever period is shorter.

(b) Termination by Reason of Disability. If a Participant’s employment terminates by reason of his or her Disability, any Stock Option or Stock Appreciation Right held by such Participant may thereafter be exercised by the Participant, to the extent it was exercisable at the time of termination or on such accelerated basis as the Committee may determine, until the expiration of the stated term of such Stock Option or Stock Appreciation Right, or for such period following termination of employment by reason of the Participant’s Disability as may be specified in the applicable Option Agreement or SAR Agreement, whichever period is shorter. The period during which the Stock Option or Stock Appreciation Right may be exercised following termination by reason of Disability pursuant to this subsection (b) shall not be affected by the subsequent death of the Participant. In the event of termination of employment by reason of Disability, if an Incentive Stock Option is exercised after the expiration of the exercise periods that apply for purposes of Section 422 of the Code, such Stock Option shall thereafter be treated as a Non-Statutory Stock Option.

(c) Termination by Reason of Retirement. If a Participant’s employment terminates by reason of Retirement, any Stock Option or Stock Appreciation Right held by such Participant may thereafter be exercised by the Participant, to the extent it was exercisable at the time of such Retirement or on such accelerated basis as the Committee may determine, until the expiration of the stated term of such Stock Option or Stock Appreciation Right, or for such period following termination of employment by reason of the Participant’s Retirement as may be specified in the applicable Option Agreement or SAR Agreement, whichever period is shorter. The period during which the Stock Option or Stock Appreciation Right may be exercised following termination by reason of Retirement pursuant to this subsection (c) shall not be affected by the subsequent death of the Participant. In the event of termination of employment by reason of Retirement, if an Incentive Stock Option is exercised after the expiration of the exercise periods that apply for purposes of Section 422 of the Code, such Stock Option will thereafter be treated as a Non-Statutory Stock Option.

(d) Other Termination. Unless otherwise determined by the Committee, if a Participant’s employment terminates for any reason other than death, Disability, or Retirement, each Stock Option and Stock Appreciation Right shall immediately terminate, except that such Stock Option or Stock Appreciation Right, to the extent then exercisable, may be exercised for the lesser of 3 months or the balance of its term if the

Participant’s employment is terminated for reasons other than for Cause by the Bank, or its Parent or a Subsidiary (whichever is then the Participant’s employer).

(e) Effect of Termination of Employment on Restricted Stock Awards. Except to the extent otherwise provided in the applicable Restricted Stock Agreement and Section 9(c)(i) hereof, upon termination of a Participant’s employment for any reason during the Restriction Period, all shares of Restricted Stock still subject to restriction shall be forfeited by the Participant. In the event of hardship or other special circumstances affecting a Participant whose employment is involuntarily terminated (other than for Cause), the Committee may waive in whole or in part any or all remaining restrictions with respect to such Participant’s shares of Restricted Stock.

(f) Effect of Termination of Employment on Performance Unit Awards. Except to the extent otherwise provided in Section 10(c)(iii) hereof, Performance Units shall have no value if the Participant is not an employee of the Bank at the end of the Performance Period for which the Performance Unit was granted. In the event of the death, Disability, Retirement, or termination of the Participant’s employment for reasons other than Cause, the Committee may, at its discretion, direct prorated payments based upon (x) the number of full calendar months between the date of grant of the Award and the date of termination of employment, divided by, (y) the total number of months in the Performance Period.

§15. Withholding Taxes. No later than the date as of which an amount first becomes includible in the gross income for federal income tax purposes of a Participant with respect to any Award under the Plan, such Participant shall pay to the Bank, or make arrangements satisfactory to the Bank regarding the payment of, any federal, state, local or foreign taxes of any kind required by law to be withheld with respect to such amount. Unless otherwise determined by the Bank, withholding obligations may be settled with Stock, including Stock that is part of the Award giving rise to the withholding requirement. Such Stock shall be valued at its Fair Market Value on the date when taxes otherwise would be withheld in cash. The obligations of the Bank under the Plan may be conditioned on such payment or arrangements, and the Bank, its Parent and any Subsidiary shall, to the extent permitted by law, have the right to deduct any such taxes from any payment otherwise due to the Participant. Until such taxes have been paid or arrangements satisfactory to the Bank for their payment have been made, no share certificates shall be issued or cash shall be paid with respect to an Award.

§16. Amendments and Termination. The Board may amend, alter, or discontinue the Plan, but no amendment, alteration or discontinuation shall be made that would impair the rights of a Participant under a Stock Option, a Stock Appreciation Right Agreement, or an agreement for a Restricted Stock Award or Performance Unit Award theretofore granted, without such Participant’s consent or which, without the approval of the Bank’s shareholders, would:

(a) except as expressly provided in the Plan, increase the total number of shares reserved for the purpose of the Plan;

(b) except as expressly provided in the Plan, decrease the Option Price of any Stock Option to less than the Fair Market Value on the date of grant;

(c) change the class of employees eligible to participate in the Plan; or

(d) extend the maximum option period with respect to Incentive Stock Options under Section 7(e) or the maximum exercise period under Section 7(f) hereof.

The Committee may amend the terms of any Stock Option or other Award theretofore granted, prospectively or retroactively, but no such amendment shall impair the rights of a Participant without such Participant’s consent. Subject to the restrictions contained in Section 7(d), the Committee may also substitute new Stock Options for previously granted Stock Options, including previously granted Stock Options having higher Option Prices. Subject to the provisions set forth in this Section 16, the Board shall have authority to amend the Plan to take into account changes in law and tax and accounting rules, to make Awards comply as “performance-based compensation” as defined in Section 162(m) of the Code, to comply with rules exempting certain transactions under the Plan from Section 16(b) of the Exchange Act, and to take into account other developments.

§17. Effective Date. The Plan shall be effective and Awards may be granted thereunder, immediately upon its adoption by the Board. If, however, the Plan shall not have received approval by the holders of a majority of the total voting power represented by the voting securities of the Bank within 12 months after its adoption by the Board, the Plan and all Awards thereunder shall be terminated and shall be of no further effect.

§18. General Provisions. The following general provisions shall apply to the Plan:

(a) The Plan and all Awards granted and all actions taken thereunder shall be governed by and construed in accordance with the laws of the State of Connecticut.

(b) Nothing contained in the Plan shall prevent the Bank, its Parent or any Subsidiary from adopting other or additional compensation arrangements for its employees.

(c) Adoption of the Plan shall not confer upon any employee any right to continued employment nor shall it interfere in any way with the right of the Bank, its Parent or any Subsidiary, to terminate the employment of any of its employees at any time.

(d) The reinvestment of dividends in additional Restricted Stock at the time of any dividend payment shall only be permissible if sufficient shares of Stock are available under Section 6 hereof for such reinvestment (taking into account then outstanding Stock Options and other Awards).

(e) The Committee shall establish such procedures as it deems appropriate for a Participant to designate a beneficiary to whom any amounts payable in the event of such Participant’s death are to be paid.

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